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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 11, 2000 (except as to Note 10 which is dated March 2, 2000) which appears on page F-2 of Form 10-K for Wireless Telecom Group, Inc. for the year ended December 31, 1999.


       /s/ LAZAR LEVINE & FELIX LLP
       ----------------------------
       LAZAR LEVINE & FELIX LLP


New York, New York
April 19, 2000